NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES REPORTS THIRD QUARTER 2018 RESULTS

•	Sales grew 22.3 percent, including 17.5 percent organic growth

•	$308.0 million in sales versus $251.9 million in sales in Q3 2017

•	Net income of $8.4 million versus $2.9 million compared to Q3 2017

•	GAAP diluted EPS of $0.46, compared to $0.16 in Q3 2017

•	$23.2 million in earnings before interest, taxes, depreciation and amortization (“EBITDA”)

Houston, TX – November 5, 2018 – DXP Enterprises, Inc. (NASDAQ: DXPE) today announced financial results for the third quarter ended September 30, 2018. The following are results for the three months and nine months ended September 30, 2018, compared to the three months and nine months ended September 30, 2017. A reconciliation of the non-GAAP financial measures can be found in the back of this press release.

Third Quarter 2018 financial highlights:

•	Sales increased 22.3 percent to $308.0 million, compared to $251.9 million for the third quarter of 2017.

•	Earnings per diluted share for the third quarter was $0.46 based upon 18.4 million diluted shares, compared to $0.16 per share in the third quarter of 2017, based on 18.2 million diluted shares.

•
Earnings before interest, taxes, depreciation and amortization (EBITDA) for the third quarter was $23.2 million compared to $13.5 million for the third quarter of 2017, an increase of 71.9 percent. EBITDA as a percentage of sales was 7.5 percent and 5.4 percent, respectively, comparing the third quarter of 2018 versus 2017.

David R. Little, Chairman and CEO commented, “We are pleased with our performance in the third quarter as the team maintained momentum and delivered strong results. The oil and gas and industrial economy remain firm with all key indicators remaining positive. We achieved 22.3 percent sales growth, solid EBITDA margins and outstanding diluted earnings per share growth. DXP’s third quarter 2018 sales were $308.0 million. Organic sales for the quarter increased 17.5 percent year-over-year and acquisitions added $12.1 million in sales. EBITDA grew 71.9 percent year-over-year. In terms of our business segments for the third quarter of 2018, sales were $187.8 million for Service Centers, $76.7 million for Innovative Pumping Solutions and $43.6 million for Supply Chain Services. Business segment operating income increased 55.6 percent year-over-year. Overall, DXP has been trending around 20 percent growth year-over-year which is consistent with our expectations. With the outlook for global economic growth and oil and industrial demand remaining solid, we still look to show improvement in organic and acquisition sales growth and margins. We believe we are well positioned to outgrow the market and to generate improved operating margins and returns for the benefit of our shareholders as we begin to move into 2019.”

Kent Yee, CFO, remarked, “Our third quarter year-over-year financial results continue to reflect the growth we have been experiencing in fiscal 2018 and reflect our financial goals to grow 20 percent year-over-year, through a combination of organic and acquisition sales. On a sales per day basis, DXP continues to show sequential increases and has experienced eight consecutive quarters of sales per day per quarter increases. Total debt outstanding as of September 30, 2018 was $249.6 million. DXP’s secured leverage ratio or net debt to EBITDA ratio was 2.7:1.0. We expect to finish fiscal 2018 with strong momentum continuing into fiscal 2019.”

We will host a conference call regarding 2018 third quarter results on the Company’s website (www.dxpe.com) Monday, November 5, 2018 at 10 am CST. Web participants are encouraged to go to the Company’s website at least 15 minutes prior to the start of the call to register, download and install any necessary audio software. The on-line archived replay will be available immediately after the conference call at www.dxpe.com.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Non-GAAP Financial Measures
DXP supplements reporting of net income with non-GAAP measurements, including EBITDA, adjusted EBITDA and free cash flow. This supplemental information should not be considered in isolation or as a substitute for the unaudited GAAP measurements. Additional information regarding EBITDA and free cash flow referred to in this press release are included below under "Unaudited Reconciliation of Non-GAAP Financial Information."

The Company believes EBITDA provides additional information about: (i) operating performance, because it assists in comparing the operating performance of the business, as it removes the impact of non-cash depreciation and amortization expense as well as items not directly resulting from core operations such as interest expense and income taxes and (ii) the performance and the effectiveness of operational strategies. Additionally, EBITDA performance is a component of a measure of the Company’s financial covenants under its credit facility. Furthermore, some investors use EBITDA as a supplemental measure to evaluate the overall operating performance of companies in the industry. Management believes that some investors’ understanding of performance is enhanced by including this non-GAAP financial measure as a reasonable basis for comparing ongoing results of operations. By providing this non-GAAP financial measure, together with a reconciliation from net income, the Company believes it is enhancing investors’ understanding of the business and results of operations, as well as assisting investors in evaluating how well the Company is executing strategic initiatives.

About DXP Enterprises, Inc.
DXP Enterprises, Inc. is a leading products and service distributor that adds value and total cost savings solutions to industrial customers throughout the United States, Canada, Mexico and Dubai. DXP provides innovative pumping solutions, supply chain services and maintenance, repair, operating and production ("MROP") services that emphasize and utilize DXP’s vast product knowledge and technical expertise in rotating equipment, bearings, power transmission, metal working, industrial supplies and safety products and services. DXP's breadth of MROP products and service solutions allows DXP to be flexible and customer-driven, creating competitive advantages for our customers. DXP’s business segments include Service Centers, Innovative Pumping Solutions and Supply Chain Services. For more information, go to www.dxpe.com.

The Private Securities Litigation Reform Act of 1995 provides a “safe-harbor” for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. In some cases, you can identify forward-looking statements by terminology such as, but not limited to, “may,” “will,” “should,” “intend,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “goal,” or “continue” or the negative of such terms or other comparable terminology. For more information, review the Company’s filings with the Securities and Exchange Commission.

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS ($ thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Sales	$308,028	$251,930	$905,191	$741,155
Cost of sales	223,958	184,967	659,560	540,741
Gross profit	84,070	66,963	245,631	200,414
Selling, general and administrative expenses	67,257	60,453	197,609	175,411
Operating income	16,813	6,510	48,022	25,003
Other (income) expense, net	120	(153)	(1,318)	(324)
Interest expense	4,781	4,928	15,959	12,573
Income before income taxes	11,912	1,735	33,381	12,754
Provision for (benefit from) income taxes	3,550	(1,176)	8,962	2,880
Net income	8,362	2,911	24,419	9,874
Net loss attributable to NCI*	(35)	(55)	(91)	(360)
Net income attributable to DXP Enterprises, Inc.	8,397	2,966	24,510	10,234
Preferred stock dividend	23	23	68	68
Net income attributable to common shareholders	$8,374	$2,943	$24,442	$10,166

Diluted earnings per share attributable to DXP Enterprises, Inc.	$0.46	$0.16	$1.33	$0.56

Weighted average common shares and common equivalent shares outstanding	18,404	18,234	18,387	18,242

*NCI represents non-controlling interest

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Business segment financial highlights:

•
Service Centers’ revenue for the third quarter was $187.8 million, an increase of 16.7 percent year-over-year with an 11.0 percent operating income margin. Organic sales increased 9.2 percent year-over-year.

•	Innovative Pumping Solutions’ revenue for the third quarter was $76.7 million, an increase of 50.2 percent year-over-year with a 11.4 percent operating income margin.

•	Supply Chain Services’ revenue for the third quarter was $43.6 million, an increase of 8.9 percent year-over-year with a 8.9 percent operating income margin.

SEGMENT DATA
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
Sales	2018	2017	2018	2017
Service Centers	$187,763	$160,863	$556,700	$474,324
Innovative Pumping Solutions	76,662	51,027	218,561	144,555
Supply Chain Services	43,603	40,040	129,930	122,276
Total DXP Sales	$308,028	$251,930	$905,191	$741,155

	Three Months Ended September 30,		Nine Months Ended September 30,
Operating Income	2018	2017	2018	2017
Service Centers	$20,590	$15,550	$58,353	$47,308
Innovative Pumping Solutions	8,773	1,838	24,109	7,103
Supply Chain Services	3,886	3,982	12,196	11,758
Total segments operating income	$33,249	$21,370	$94,658	$66,169

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Reconciliation of Operating Income for Reportable Segments
($ thousands, unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Operating income for reportable segments	$33,249	$21,370	$94,658	$66,169
Adjustment for:
Amortization of intangibles	4,098	4,336	12,575	12,943
Corporate expenses	12,338	10,524	34,061	28,223
Total operating income	16,813	6,510	48,022	25,003
Interest expense	4,781	4,928	15,959	12,573
Other expense (income), net	120	(153)	(1,318)	(324)
Income before income taxes	11,912	1,735	33,381	12,754

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of EBITDA and adjusted EBITDA, a non-GAAP financial measure, to income before income taxes, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017
Income before income taxes	11,912	1,735	33,381	12,754
Plus: interest expense	4,781	4,928	15,959	12,573
Plus: depreciation and amortization	6,506	6,836	19,710	20,598

EBITDA	23,199	13,499	69,050	45,925

Plus: NCI loss before tax	64	85	120	578
Plus: Stock compensation expense	526	382	2,023	1,392

Adjusted EBITDA	23,789	13,966	71,193	47,895

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

DXP ENTERPRISES, INC. AND SUBSIDIARIES
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
($ thousands, except per share amounts)

	September 30, 2018	December 31, 2017
ASSETS
Current assets:
Cash	$15,994	$22,047
Restricted Cash	396	3,532
Accounts receivable, net of allowances for doubtful accounts	183,454	167,272
Inventories	116,545	91,413
Costs and estimated profits in excess of billings	38,432	26,915
Prepaid expenses and other current assets	5,640	5,296
Federal income taxes receivable	1,323	1,440
Total current assets	361,784	317,915
Property and equipment, net	52,617	53,337
Goodwill	194,052	187,591
Other intangible assets, net of accumulated amortization	71,783	78,525
Other long-term assets	1,596	1,715
Total assets	$681,832	$639,083

LIABILITIES AND EQUITY
Current liabilities:
Current maturities of long-term debt	$3,394	$3,381
Trade accounts payable	91,117	80,303
Accrued wages and benefits	16,733	18,483
Customer advances	2,876	2,189
Billings in excess of costs and estimated profits	5,554	4,249
Other current liabilities	16,703	16,220
Total current liabilities	136,377	124,825
Long-term debt, less unamortized debt issuance costs	237,434	238,643
Other long-term liabilities	2,611	—
Deferred income taxes	8,048	7,069
Total long-term liabilities	248,093	245,712
Total Liabilities	384,470	370,537
Equity:
Total DXP Enterprises, Inc. equity	296,885	267,979
Non-controlling interest	477	567
Total Equity	297,362	268,546
Total liabilities and equity	$681,832	$639,083

NEWS RELEASE CONTACT: Kent Yee Senior Vice President, CFO www.dxpe.com THE INDUSTRIAL DISTRIBUTION EXPERTS

Unaudited Reconciliation of Non-GAAP Financial Information
($ thousands, unaudited)

The following table is a reconciliation of free cash flow, a non-GAAP financial measure, to cash flow from operating activities, calculated and reported in accordance with U.S. GAAP.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2018	2017	2018	2017

Net cash provided by operating activities	$16,825	$673	$9,842	$8,527
Less: purchase of equipment	2,189	1,039	7,705	2,157

Free cash flow	14,636	(366)	2,137	6,370